AMENDMENT NO. 2 TO
                    LEASE AGREEMENT

THIS AMENDMENT NO. 2 TO LEASE AGREEMENT (this
"Agreement") is entered into as of November 1, 1998, by and between First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under that certain
Trust Agreement, dated as of December 20, 1996 (as successor-in-interest to US Airways, Inc., formerly known as USAir, Inc. ("USAir")) ("Lessor"), and Vanguard
Airlines, Inc., a Delaware corporation ("Lessee").

R E C I T A L S:

A.	USAir and Lessee entered into that certain Lease
Agreement, dated as of December 8, 1994 (the "Lease
Agreement"), which was assigned to Lessor pursuant to four
Assignment and Assumption Agreements by and between USAir and Lessor (more fully described below) (the Lease
Agreement as amended, modified, supplemented, and assigned to the date hereof and hereby, the "Lease"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth or incorporated by reference in the Lease.

B.	The Boeing Model 737-222 aircraft bearing
manufacturer's serial no. 19547 was leased under the Lease
Agreement pursuant to Lease Supplement No. 1, dated
December 8, 1994 ("Lease Supplement No. 1"). The said aircraft, the Lease Agreement and Lease Supplement No. 1 were, among other things, assigned to Lessor pursuant to an Assignment and Assumption Agreement dated as of March 14,
1997 ("Assignment (MSN 19547)").

C.	The Boeing Model 737-281 aircraft bearing
manufacturer's serial no. 20414 was leased under the Lease
Agreement pursuant to Lease Supplement No. 2, dated
December 8, 1994 ("Lease Supplement No. 2"). The said aircraft, the Lease Agreement and Lease Supplement No. 1 were, among other things, assigned to Lessor pursuant to an Assignment and Assumption Agreement dated as of March 17,
1997 ("Assignment (MSN 20414)").

D.	The Boeing Model 737-247 aircraft bearing
manufacturer's serial no. 19603 was leased under the Lease
Agreement pursuant to Lease Supplement No. 3, dated
December 8, 1994 ("Lease Supplement No. 3"). The said aircraft, the Lease Agreement and Lease Supplement No. 1 were, among other things, assigned to Lessor pursuant to an Assignment and Assumption Agreement dated as of March 14,
1997 ("Assignment (MSN 19603)").

E.	The Boeing Model 737-222 aircraft bearing
manufacturer's serial no. 19548 (together with the aircraft described in paragraphs (B) through (D), the "Aircraft") was leased under the Lease Agreement pursuant to Lease
Supplement No. 4, dated January 2, 1995 ("Lease Supplement
No. 4").  The said aircraft, the Lease Agreement and Lease
Supplement No. 1 were, among other things, assigned to Lessor pursuant to an Assignment and Assumption Agreement dated as of March 17, 1997 ("Assignment (MSN 19548)").

F. The Lease Agreement, together with Lease
Supplement No. 1, Lease Supplement No. 2 and Lease
Supplement No. 3, was recorded by the Federal Aviation
Administration on January 6, 1995 and assigned Conveyance
No. Y40259.  Lease Supplement No. 4, together with the
Assignment (MSN 19548), was recorded by the Federal
Aviation Administration as one document on May 14, 1997 and assigned Conveyance No. H90401.

G. Assignment (MSN 19547) was recorded by the Federal Aviation Administration on May 14, 1997 and assigned Conveyance No. H90392. Assignment (MSN 20414) was recorded by the Federal Aviation Administration on May 14,
1997 and assigned Conveyance No. H90387, Assignment (MSN
19603) was recorded by the Federal Aviation Administration on May 14, 1997 and assigned Conveyance No. 90394.

H. Amendment No. 1 to Lease Agreement was recorded by the Federal Aviation Administration on September 23,
1998 and assigned Conveyance No. S105388.

I. Lessor and Lessee desire to amend the terms of the Lease as hereinafter provided.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreement herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lessor and Lessee agree as follows:

1. The Expiration Date of the Term for each of the Aircraft described below shall be changed as follows:

           Manufacturer's	Expiration
           SERIAL NUMBER	DATE

              19548	        December 31, 2000

              19603	        July 31, 1999

2. Effective December 31, 1998, Basic Rent payable under the Lease for the Aircraft bearing manufacturer's serial number 19548 shall be changed to [intentionally omitted] per month.

3. Lessor shall furnish to Lessee, at no cost to Lessee, a Nordam Stage III Hush Kit ("Hush Kit") for installation on each of the Aircraft bearing manufacturer's serial numbers 19548 and 19603 and Lessee shall install or cause to be installed each such Hush Kit at the time of the next scheduled heavy maintenance action for each such Aircraft in December, 1999 and July, 1999, respectively.
Lessor shall reimburse Lessee up to $70,000 of the actual documented costs of installing such Hush Kit on the Aircraft bearing manufacturer's serial number 19548.
Lessee shall pay any excess of such installation costs, as well as all costs of installing such Hush Kit on the Aircraft bearing manufacturer's serial number 19603.

4. Lessor shall use its reasonable efforts, commencing April 30, 1999, to remarket the Aircraft bearing manufacturer's serial number 19548 for lease to a third party. In addition, Lessor shall have the right, upon not less than one hundred twenty (120) days' prior written notice to Lessee, or upon such shorter notice to which Lessee may agree, to terminate the Lease with respect to such Aircraft. Lessor and Lessee will cooperate with respect to the actions to be taken in connection with any such early termination and return of such Aircraft in accordance with the provisions of the Lease.

5. Except as amended hereby, the Lease shall remain unmodified and in full force and effect.

6. Lessee hereby represents and warrants that this Amendment has been duly authorized by all necessary action and, assuming due authorization, execution and delivery thereof by Lessor, constitutes Lessee's valid and binding obligation.

7. THIS AMENDMENT, INCLUDING ALL MATTERS OF
CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL
RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF NEW YORK.

8. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

[This space intentionally left blank.]


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

FIRST SECURITY BANK, NATIONAL
ASSOCIATION, not in its
individual capacity but
solely as Owner Trustee,
as Lessor

/s/ Nancy Dahl
By:  Nancy Dahl
Its:  Vice President


VANGUARD AIRLINES, INC.,
as Lessee

/s/ William A. Garrett III
By:  William A. Garrett III
Its:  Vice President -
Finance & Chief
Financial Officer